Exhibit 99.1

20 April 2021

Press Speculation Regarding Possible Offer for Elementis plc (“Elementis”)

Innospec Inc. (“Innospec”), a global speciality chemicals company, notes the recent speculation with regard to a potential offer for Elementis plc.

On 31 March 2021, an approach was made by Innospec to the Board of Elementis. This approach was rejected by the Board of Elementis on 9th April 2021 and Innospec subsequently ceased active consideration on 15th April 2021.

The approach sought the support of the Elementis Board for a possible all share offer of 160p per Elementis share with a maximum 50% cash alternative with mix and match facility.

As a result of the rejection, Innospec is no longer currently considering this acquisition.

Innospec believes the combination of the companies would have created benefits for both sets of shareholders given the compelling strategic fit.

The Proposal would have enabled Elementis shareholders to share in future value creation substantially beyond the headline offer price through significant anticipated synergies and an expected re-rating of the Elementis business to Innospec’s materially higher valuation multiple.

Innospec remains highly focused on delivering value for its own shareholders. Innospec will only pursue transactions which meet its investment criteria and where it is appropriate to do so, taking into account the importance of maintaining a prudent capital structure under current economic conditions.

This is a statement to which Rule 2.8 of the Code applies.

For the purposes of Rule 2.8 of the Code, Innospec reserves the right to set aside the restrictions in Rule 2.8 in the following circumstances:

i.	with the agreement of the Elementis Board;

ii.	if a third party announces a firm intention to make an offer for Elementis;

iii.	if Elementis announces a “whitewash” proposal (as referred to in Note 1 of the Notes on Dispensations from Rule 9) or a reverse takeover (as defined in the Code); and

iv.	if there has been a material change of circumstances (as determined by the Panel on Takeovers and Mergers).

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1900 employees in 24 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. Octane Additives produced octane improvers to enhance gasoline.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plan,” “intend” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, including, the effects of the COVID-19 pandemic, such as its duration, its unknown long-term economic impact, measures taken by governmental authorities to address it and the manner in which the pandemic may precipitate or exacerbate other risks and/or uncertainties, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2019, Innospec’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Enquiries

Innospec

Brian Watt

Senior Vice President

+44 (0)151 356 6241